UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 4, 2008

R&G Financial Corporation

(Exact name of registrant as specified in its charter)

Puerto Rico	001-31381	66-0532217
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

290 Jesús T. Piñero Ave.

Hato Rey, San Juan, Puerto Rico 00918

(Address of principal executive offices and zip code)

(787) 758-2424

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2008, Victor M. Irizarry, Executive Vice President and Chief Lending Officer of R-G Premier Bank of Puerto Rico (the “Bank”), R&G Financial Corporation’s (the “Company”) wholly owned bank subsidiary, was terminated from his position with the Bank, effective December 5, 2008.

Item 8.01	Other Events.

On December 10, 2008, the Company announced in a press release that R&G Mortgage Corporation, the Company’s wholly owned Puerto Rico mortgage subsidiary, completed the previously announced sale of its servicing rights and advances related to approximately $3.8 billion and $1.3 billion of mortgage loans owned by the Federal Home Loan Mortgage Corporation (“Freddie Mac”) and the Government National Mortgage Association (“Ginnie Mae”), respectively, to Banco Popular de Puerto Rico, the principal bank subsidiary of Popular, Inc. The sale of the servicing rights and advances related to the Freddie Mac and Ginnie Mae mortgage loans was completed on November 15, 2008 and November 30, 2008, respectively, under the terms of a Servicing Rights Purchase and Transfer Agreement, dated as of September 16, 2008, the execution of which was disclosed in a Current Report on Form 8-K filed by the Company on September 18, 2008.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release issued on December 10, 2008 by R&G Financial Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R&G FINANCIAL CORPORATION

Date: December 10, 2008	By:	/s/ Rolando Rodríguez
Rolando Rodríguez
President and Chief Executive Officer

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